Exhibit 10.116.2

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - CORPORATE HEADQUARTERS

3975 East Bayshore Road

Palo Alto, California 94303

Phone 650.962.9115 x1279

Fax 650.967.0182

swestra@southwall.com

December 17, 2003

Mr. Andrew Kwan

Director

Globamatrix Holdings Pte. Ltd.

PSB Science Park Annex

3 Science Park Drive #02-16

Singapore 118223

Singapore

Dear Andrew,

My apologies for being late in getting this letter to you, summarizing the meeting we had in Tokyo on October 30th and 31st 2003 with you, Col. Wee, Dennis Capovilla and myself to discuss the existing Distribution Agreement, dated January 1, 2002. We have agreed to the following:

1. 2003 Purchase Orders

The Minimum Purchase Amount for 2003 would be $7.6MM , as previously agreed in the letter of August 28, 2003. For any discrepancy between this agreed amount and the projected amount for 2003, additional orders would be placed, or credit against the 2004 quota would be given.

2. 2004 Purchase Orders

The Minimum Purchase Amount for 2004 is $9MM.

A further incremental amount of $1 MM would be contingent upon:
i. Southwall commencing patent infringement litigation with a "Cease and desist"

letter issued in Q1 '04 to CPF regarding their VS-70; and

ii.Introduction of a new film by Southwall with improved durability (reduced corrosion), before the end of Q1 '04.

3. Sputtered film-only

GMX could purchase sputtered film only, in addition to the above Minimum Purchase Amount, without obligation for incremental converted film purchase.

4. Accelerated 2004 purchase orders

Approximately $1MM from 2004 orders were considered for being placed in Q4 2003. Terms had to be finalized.

Please sign and date this letter below and return a copy to my attention as a confirmation and agreement of our understanding.

.

Best regards,

Sicco Westra

Dr. Sicco W.T. Westra

VP Business Development

Southwall Technologies Inc

Read and agreed,

Andrew Kwan

Director

Globamatrix Holdings Pte Ltd

CC: Dennis Capovilla; Tom Hood